Exhibit 99.2

Revolve Group, Inc. Announces

$100 Million Stock Repurchase Program

LOS ANGELES, CA – August 2, 2023 -- Revolve Group, Inc. (NYSE: RVLV), the next-generation fashion retailer for Millennial and Generation Z consumers, today announced that its Board of Directors has authorized a stock repurchase program of up to $100 million of its Class A common stock.

“Our cash flow generation and strong balance sheet afford us the financial flexibility to authorize a stock repurchase program as part of our efforts to enhance stockholder value while continuing to invest in exciting growth opportunities ahead,” said co-founder and co-CEO Mike Karanikolas. “While the current economic environment remains challenging, the $100 million repurchase program underscores our confidence in our opportunity for continued profitable growth and market share capture over the long-term,” said co-founder and co-CEO Michael Mente.

Repurchases under the program will be funded from REVOLVE's existing cash and cash equivalents or future cash flow. As of June 30, 2023, REVOLVE had $269 million in cash and cash equivalents and no debt. During the four years since REVOLVE’s initial public offering in June 2019, net cash provided by operating activities has exceeded $215 million on a combined basis, driving a significant increase in cash and equivalents compared to the $45 million in cash and cash equivalents on REVOLVE’s balance sheet of as June 30, 2019.

Under the repurchase program, REVOLVE may purchase shares of its Class A common stock on a discretionary basis from time to time through open market repurchases, privately negotiated transactions or other means, including through Rule 10b5-1 trading plans. The timing and amount of any stock repurchases will depend on factors such as REVOLVE's stock price, trading volume, economic and market conditions, alternative uses of capital and corporate and regulatory requirements, and the program does not require REVOLVE to repurchase any specific number of shares of Class A common stock. The program has no expiration date but it may be modified, suspended or terminated at any time.

About Revolve Group, Inc.

Revolve Group, Inc. (NYSE: RVLV) is the next-generation fashion retailer for Millennial and Generation Z consumers. As a trusted premium lifestyle brand and a go-to online source for discovery and inspiration, we deliver an engaging customer experience from a vast yet curated offering of apparel, footwear, accessories, beauty and home products. Our dynamic platform connects a deeply engaged community of millions of consumers, thousands of global fashion influencers and more than 1,000 emerging, established and owned brands.

We were founded in 2003 by our co-CEOs, Michael Mente and Mike Karanikolas. We sell merchandise through two complementary segments, REVOLVE and FWRD, that leverage one platform. Through REVOLVE, we offer an assortment of premium apparel, footwear, accessories and beauty products from emerging, established and owned brands. Through FWRD, we offer an assortment of curated and elevated iconic and emerging luxury brands. For more information, visit www.revolve.com.

Forward-Looking Statements

This press release contains ''forward-looking statements'' within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to statements regarding potential repurchases of our Class A common stock, profitable growth and market share capture. Forward-looking statements include statements containing words such as "expect," "anticipate," "believe," "project," "will" and similar expressions intended to identify forward-looking statements. These forward-looking statements are based on our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to changing economic conditions and their impact on consumer demand and our business, operating results and financial condition; demand for our products; supply chain challenges; inflation; Russia’s war against Ukraine; our fluctuating operating results; seasonality in our business; our ability to acquire products on reasonable terms; our e-commerce business model; our ability to attract customers in a cost effective manner; the strength of our brand; competition; fraud; system interruptions; our ability to fulfill orders; the impact of the COVID-19 pandemic and other health crises on our business, operations and financial results; and other risks and uncertainties included under the caption "Risk Factors" and elsewhere in our filings with the Securities and Exchange Commission, or SEC, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2022 and our subsequent Quarterly Reports on Form 10-Q, including for the quarter ended June 30, 2023, which we expect to file with the SEC on August 2, 2023. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Contacts:

Investors:

Erik Randerson, CFA

1-562-677-9513

IR@revolve.com

Media:

Jennifer Walker

revolve@walkerdrawas.com